UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

MACQUARIE EQUIPMENT LEASING FUND, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-154278	26-3291543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin St. 17th Floor, Suite 1740, Boston, MA 02110
(Address, including zip code, of principal executive offices)

(617) 457-0645
Registrant’s telephone number, including area code (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Macquarie Asset Management Inc., (“MAMI”), manager of Macquarie Equipment Leasing Fund, LLC, (“MELF” or the “Issuer”) prepared the report provided in Section 9.01(d) below and approved that it be filed with the SEC, June 17, 2016. The report has been prepared by MAMI based on the value of the assets and liabilities of the Issuer dated as of December 31, 2015, the (“Valuation Date”). The asset values were obtained from several sources, including appraisals prepared by third party appraisers and other valuation services, as more fully described in the report. The per share estimated value is provided for the benefit of MELF members and the use by general securities members of FINRA in the preparation of customer account statements, as required by NASD Rule 2340(c). The membership interests of MELF are not listed for trading on a national securities exchange and thus a current market value cannot be established based on a sale price that is reported by an organized exchange or marketplace. The per share estimated value of a membership interest as of the Valuation Date is $9.33. The per share estimated value may have changed since the Valuation Date and should not be relied on as an indicator of the price at which a membership interest may be bought or sold in an arm’s length transaction between any parties, such as willing buyers and sellers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Summary of Valuation Sources Used for Calculating the Per Share Estimated Values of a Membership Interest

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MACQUARIE EQUIPMENT LEASING FUND, LLC

June 17, 2016	By:	Macquarie Asset Management Inc.,
its manager

	By:	/s/ David Fahy
		Name:	David Fahy
		Title:	President